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EXHIBIT 11.1  STATEMENT RE:  COMPUTATION OF NET INCOME PER SHARE


                               APEX PC SOLUTIONS, INC.
                         COMPUTATION OF NET INCOME PER SHARE


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
                                                                         FOR THE QUARTER ENDED
                                                                      MARCH 27,           MARCH 28,
                                                                        1998                 1997
                                                                        ----                 ----
Income before extraordinary item                                     $ 3,344,104         $ 1,976,325

Extraordinary item -- loss on early extinguishment
   of debt, net of applicable income tax benefit of $72,511                    -            (140,763)
                                                                     -----------         -----------

Net income                                                           $ 3,344,104         $ 1,835,562
                                                                     -----------         -----------
                                                                     -----------         -----------
Per share amounts:
   Basic:
      Income before extraordinary item                               $      0.25         $      0.22
      Extraordinary item                                                       -               (0.01)
                                                                     -----------         -----------
      Net income                                                     $      0.25         $      0.21
                                                                     -----------         -----------
                                                                     -----------         -----------
   Diluted:
      Income before extraordinary item                               $      0.24         $      0.18
      Extraordinary item                                                       -               (0.01)
                                                                     -----------         -----------

      Net income                                                     $      0.24         $      0.17
                                                                     -----------         -----------
                                                                     -----------         -----------

Weighted average shares used in computing net
   income per share:
   Basic:
      Weighted average common shares                                  13,437,982           8,837,027
      Effect of nominal shares                                                 -                   -
                                                                     -----------         -----------
      Weighted average shares use in computing
        basic net income per share                                    13,437,982           8,837,027
                                                                     -----------         -----------
                                                                     -----------         -----------
   Diluted:
      Weighted average common shares                                  13,437,982           8,837,027
      Potential additional common shares (treasury
         stock method):
           Stock options                                                 527,849             445,726
           Series A preferred stock                                                        1,351,724
      Effect of nominal shares                                                 -                   -
                                                                     -----------         -----------
         Weighted average shares use in computing diluted
           net income per share                                       13,965,831          10,634,477
                                                                     -----------         -----------
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